Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations Contact:	Media Relations Contact:
Joe Wilkinson	Patrick Smith
Deltek, Inc.	Deltek, Inc.
703.885.9423	703.885.9062
joewilkinson@deltek.com	patricksmith@deltek.com

Deltek Reports Q3 License Revenue of $15.4 million up 21% Year over Year; Finalizes INPUT Acquisition

HERNDON, Va. – November 1, 2010 – Deltek, Inc. (Nasdaq: PROJ), the leading global provider of enterprise applications software and solutions for project-focused businesses, today announced financial results for its third quarter ended September 30, 2010.

Q3 license revenue was $15.4 million, compared to $12.7 million in the third quarter of 2009, an increase of 21%. Maintenance and support revenue in the third quarter was $33.9 million, compared with $31.6 million in the prior year. Due to the GAAP purchase accounting treatment of the Maconomy acquisition, maintenance and support revenues included in Q3 are approximately $2.6 million less than Maconomy’s historical results. Consulting services revenue for Q3 was $15.6 million, compared to $19.7 million in Q3 2009. Total revenue for the third quarter of 2010 was $65.2 million, compared to $64.1 million in Q3 2009.

Q3 GAAP operating loss was $1.3 million compared to GAAP operating income of $10.2 million in the prior-year period. Our GAAP results include the impact of $3.6 million of transaction costs associated with the Maconomy and INPUT acquisitions and $1.7 million of incremental intangible amortization expense also associated with the acquisition of Maconomy.

Q3 GAAP operating margin was (2.0%), reflecting the impact of the acquisition and purchase price impacts described above. The Q3 margin percentage was reduced by 12.1 percentage points as a result of the acquisition and purchase price related impacts. This compares to a GAAP operating margin of 15.9% in Q3 2009.

Non-GAAP operating income for the third quarter was $8.2 million, compared to $15.6 million in Q3 2009. A full reconciliation of Non-GAAP operating income to GAAP operating margin is included in the exhibits to this press release.

Non-GAAP operating income margin was 12.5% for Q3 2010, compared to 24.3% in Q3 2009. The Q3 Non-GAAP operating income margin reflects a 4 percentage point negative effect due to the impact of the purchase accounting treatment of assumed maintenance and support contracts related to the Maconomy acquisition as previously described.

Q3 GAAP net loss was $4.1 million, or ($0.06) per diluted share, including the after-tax impact of the $3.6 million of acquisition-related transaction costs, the $1.7 million in incremental amortization expense and reflecting the purchase accounting treatment of the $2.6 million associated with maintenance and support contracts described above. This compares with $6.6 million, or $0.10 per diluted share, in the third quarter of 2009. Non-GAAP net income for the third quarter of 2010 was $4.3 million, or $0.06 per diluted share, compared to $9.9 million, or $0.15 per diluted share, in Q3 2009. Non-GAAP net income for Q3 2010 does not include the after-tax effect of the $3.6 million of transaction costs previously discussed or the $1.7 million in incremental amortization, but does reflect the $2.6 million purchase accounting treatment.

“Q3 was a transformational quarter for our company,” said Kevin Parker, president and CEO of Deltek. “The successful completion of the Maconomy and INPUT acquisitions accelerated our expansion into new markets, increased our international presence, and significantly broadened our product portfolio. As we expand our licensing portfolio to include subscription and on-demand pricing in addition to perpetual licensing, contract booking value will be an important measure of our success in the marketplace. In Q3, total product-related bookings were $17 million, an increase of 26% from the prior year.

Our competitive position remains strong, and during the quarter we won a number of significant deals in the U.S. and Europe, and we saw our overall pipeline increase in key markets. The integrations of both Maconomy and INPUT are moving forward quickly. We’re very enthusiastic about our ability to drive new revenue opportunities as a result.”

Comparison of GAAP and Non-GAAP measurements:

Non-GAAP operating income and margin exclude the pre-tax impact of acquisition-related costs, stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, and restructuring charges. Non-GAAP net income excludes the same items on a net-of-tax basis.

A reconciliation of GAAP to non-GAAP financial measures is provided in the tables at the end of this press release.

Recent Highlights

•

Deltek successfully completed the acquisition of INPUT for $60 million in an all cash transaction. INPUT delivers opportunity intelligence and business development capabilities that complement and enhance Deltek’s comprehensive portfolio of government contracting solutions. In addition, Deltek and INPUT together provide the industry’s broadest and deepest actionable intelligence on the government marketplace. This acquisition broadens Deltek’s customer base and capabilities, and further solidifies Deltek as the premier government contracting solutions provider and thought leader in the marketplace.

•

Electronic Warfare Associates (EWA), a large government contractor, selected Deltek’s Costpoint solution suite to power its corporate operations. EWA chose Deltek for Costpoint’s broad and deep capabilities that are purpose-built for government contractors. Deltek’s solutions met all of EWA’s requirements and reporting needs, and Costpoint offered the best return on investment (ROI). EWA is using Deltek’s integrated Costpoint solution across all of its divisions to more efficiently manage resources, streamline access to corporate data, and stay compliant with government reporting requirements.

•

Concurrent Technologies Corporation (CTC), an independent, nonprofit, applied scientific research and development professional services organization, chose Deltek Costpoint CRM to streamlines its business development processes. CTC turned to Costpoint CRM because it offered game-changing functionality and substantially lower total lifetime cost of ownership compared to its legacy system.

•

Deltek launched an expanded version of govWin.com to deliver new features and content focused on enabling government contractors to win more business. The govWin network now features rich industry content from Deltek’s acquisition of INPUT and a first-of-its-kind supplier verification system that quickly identifies the most qualified teaming partners in the network and delivers a complete supplier audit trail to automate compliance activities for contractors that leverage the online network.

•

In Q3, Deltek closed a number of significant deals internationally highlighted by strong sales of its Maconomy solutions. Key new customers include WPP France, a global communications company, Länsförsäkringar, a Swedish insurance provider, and Cambio Healthcare Systems, one of Sweden’s largest healthcare administrators.

•

ttsp, an architecture and design firm with operations in the United Kingdom and Germany, purchased Deltek Vision. After evaluating multiple software solutions, ttsp chose Deltek Vision to manage its back-office, improve resource utilization, and measure profitability and performance through real-time visibility into projects and resources.

•

Kevin Iaquinto joined Deltek as its new Chief Marketing Officer. Mr. Iaquinto will manage the company’s brand awareness and identity, lead generation programs, sales enablement, marketing communications, public and analyst relations, partner marketing, social media and global events marketing. Mr. Iaquinto has over 20 years of experience leading global marketing teams for multiple publicly-traded software companies. Most recently, Mr. Iaquinto served as SVP of Global Marketing for Software AG, a leading enterprise software company with operations in 70 countries worldwide

Conference Call Information

Deltek will host a conference call at 5:00 p.m. Eastern Time today to discuss the Company’s second quarter results. To access this call, dial 1-866-395-1514 in North America and 1-706-643-9496 outside North America. No password is required to join the call. The conference call also can be accessed through the Investor Relations section of Deltek’s website (http://investor.deltek.com). Those unable to participate in the live call may hear a replay through November 8, 2010 by dialing 1-800-642-1687 in North America and 1-706-645-9291 outside North America (pass code: 17901042). The replay also will be available through November 8, 2010 on Deltek’s website.

About Deltek

Deltek (Nasdaq: PROJ), which recently acquired Maconomy and INPUT, is the leading global provider of enterprise applications software and solutions designed specifically for project-focused businesses. For decades, we have enabled government contractors and professional services firms to automate mission-critical business processes around the engagement, execution and delivery of projects. Over 14,000 customers use our solutions to measure business results, optimize performance, streamline operations and win new business. For more information, visit www.deltek.com.

Use of Non-GAAP and Other Financial Measures

This press release and the related conference call described above contain certain non-GAAP financial measures, including non-GAAP net income, non-GAAP operating income and margin and adjusted EBITDA. The Company defines non-GAAP net income as GAAP net income before the net-of-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, acquisition-related costs and restructuring charges. Non-GAAP operating income and margin are defined as GAAP operating income before the pre-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, acquisition-related costs and restructuring charges. Adjusted EBITDA is defined as GAAP net income before interest expenses (net of interest income), provision for income taxes, depreciation, amortization, stock-based compensation, expenses associated with the Company’s 2005 recapitalization, acquisition-related costs and restructuring charges. Product-related bookings are defined as the aggregate contract value of licenses, products and related services contracted during the period. This consists of the aggregate contract value of product-related contracts signed during the period which are reflected as license revenue ($15.4 million) or deferred revenue (approximately $1.6 million) in accordance with GAAP. The Company uses product-related bookings as a measure of the aggregate economic value of product related sales activity contracted during the period.

The Company believes that the presentation of these non-GAAP and other financial measures provides useful information to its investors and lenders because these measures allow for more accurate comparisons of results from period-to-period, enhance the overall understanding of the Company’s performance and provide greater insight into the prospects for the Company’s ongoing business operations. Moreover, the Company also believes it is appropriate to exclude costs associated with restructuring charges because these charges are excluded from management’s assessment of the Company’s operating performance and are not related to the Company’s ongoing business operations. In addition, the Company excludes the items from EBITDA described above in its calculations to determine compliance with its debt covenants and to assess its ability to borrow additional funds to finance or expand its operations.

The Company believes that by reporting these measures, it provides insight and consistency in its financial reporting and presents a basis for comparison of its business operations between current, past and future periods. In addition, the measures provide a basis for the Company to compare its financial results to those of other comparable publicly traded companies and are used by its management team to plan and forecast its business.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance which are prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP net income and adjusted EBITDA, which are set forth below.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. Our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors or events that could cause our actual results to materially differ may emerge from time to time, and it is not possible for us to accurately predict all of them. Before you invest in our common stock, you should be aware that the occurrence of any such event or of any of the additional events described as risk factors in the Company’s filings with the Securities and Exchange Commission could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made by us in this press release or related conference call speaks only as of the date on which we make it. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DELTEK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
REVENUES:
Software license fees	$15,428	$12,711	$43,957	$39,695
Consulting services	15,599	19,737	46,337	59,019
Maintenance and support services	33,933	31,648	99,214	93,232
Other revenues	272	18	3,996	3,530

Total revenues	65,232	64,114	193,504	195,476

COST OF REVENUES:
Cost of software license fees (1)	1,957	1,198	4,190	4,421
Cost of consulting services	14,841	16,716	41,509	50,173
Cost of maintenance and support services	6,475	5,493	18,636	16,762
Cost of other revenues	232	26	4,348	4,674

Total cost of revenues	23,505	23,433	68,683	76,030

GROSS PROFIT	41,727	40,681	124,821	119,446

Research and development	13,658	10,854	36,502	32,498
Sales and marketing (1)	15,627	10,396	38,019	32,568
General and administrative (1)	13,757	8,712	34,484	26,029
Restructuring charge	—	552	918	3,100

Total operating expenses	43,042	30,514	109,923	94,195

(LOSS) INCOME FROM OPERATIONS	(1,315)	10,167	14,898	25,251
Interest income	18	13	40	35
Interest expense	(2,350)	(1,917)	(7,338)	(4,899)
Other expense, net	(252)	(29)	(298)	(8)

(LOSS) INCOME BEFORE INCOME TAXES	(3,899)	8,234	7,302	20,379
Income tax expense	329	1,627	4,454	6,217

NET (LOSS) INCOME	(4,228)	6,607	2,848	14,162
Net loss attributable to noncontrolling interests	161	—	161	—

NET (LOSS) INCOME ATTRIBUTABLE TO DELTEK, INC.	$(4,067)	$6,607	$3,009	$14,162

(LOSS) EARNINGS PER SHARE
Basic	$(0.06)	$0.10	$0.05	$0.26

Diluted	$(0.06)	$0.10	$0.05	$0.26

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	64,874	63,611	64,664	54,320

Diluted weighted average shares	64,874	64,808	65,964	54,967

(1)	For the three and nine months ended September 30, 2010, the operating results include $1.7 million of amortization of intangible assets associated with the Maconomy acquisition, of which approximately $700 thousand is included within cost of software license fees and approximately $1.0 million in sales and marketing. Additionally, the company expensed approximately $3.6 million and $5.5 million in transaction related costs associated with the Maconomy and INPUT acquisitions for the three and nine months ended September 30, 2010, respectively, which is recorded within general and administrative expense.

(2)	In accordance with business combination accounting rules, the Company records at fair value the deferred maintenance and support services revenue associated with its acquired companies. As a result, for the three months ended September 30, 2010, maintenance and support services revenue attributed to Maconomy are approximately $2.6 million less than they otherwise would have been for the legacy standalone Maconomy business.

DELTEK, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	September 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$73,527	$132,636
Accounts receivable, net of allowance of 3,139 and 2,658 at September 30, 2010 and December 31, 2009, respectively	53,753	42,531
Deferred income taxes	3,618	6,014
Prepaid expenses and other current assets	10,594	11,256
Income taxes receivable	2,551	—

TOTAL CURRENT ASSETS	144,043	192,437

PROPERTY AND EQUIPMENT, NET	11,310	11,371
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, NET	327	618
LONG-TERM DEFERRED INCOME TAXES	13,834	6,359
INTANGIBLE ASSETS, NET	46,308	13,748
GOODWILL	106,190	63,910
OTHER ASSETS	3,609	3,165

TOTAL ASSETS	$325,621	$291,608

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$38,137	$44,707
Accounts payable and accrued expenses	38,249	26,740
Accrued liability for redemption of stock in recapitalization	—	317
Deferred revenues	72,756	40,176
Income taxes payable	—	992

TOTAL CURRENT LIABILITIES	149,142	112,932

LONG-TERM DEBT	108,640	134,250
OTHER TAX LIABILITIES	2,198	1,871
OTHER LONG-TERM LIABILITIES	6,897	1,875

TOTAL LIABILITIES	266,877	250,928

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; none issued or outstanding at September 30, 2010 or December 31, 2009	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; issued and outstanding, 67,702,112 and 66,292,415 shares at September 30, 2010 and December 31, 2009, respectively	68	66
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 shares at September 30, 2010 and December 31, 2009	—	—
Additional paid-in capital	258,567	249,798
Accumulated deficit	(205,500)	(208,509)
Accumulated other comprehensive income (deficit)	4,262	(675)

TOTAL DELTEK, INC.'S STOCKHOLDERS’ EQUITY	57,397	40,680
Noncontrolling interests	1,347	—

TOTAL STOCKHOLDERS' EQUITY	58,744	40,680

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$325,621	$291,608

DELTEK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,009	$14,162
Adjustments to reconcile net income to net cash provided by operating activities:
Noncontrolling interests loss	(161)	—
Provision for doubtful accounts	490	2,274
Depreciation and amortization	9,100	8,045
Amortization of debt issuance costs	815	701
Stock-based compensation expense	8,288	6,319
Employee stock purchase plan expense	204	1,821
Restructuring (benefit) charge, net	(51)	818
Loss on disposal of fixed assets	9	23
Other noncash activity	(169)	—
Deferred income taxes	(2,452)	(2,818)

Change in assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(3,687)	7,416
Prepaid expenses and other assets	2,231	935
Accounts payable and accrued expenses	(1,240)	(3,558)
Income taxes receivable/payable	(3,237)	175
Excess tax benefit from stock awards	(601)	(61)
Other tax liabilities	315	588
Other long-term liabilities	(526)	(631)
Deferred revenues	32,114	15,012

Net Cash Provided by Operating Activities	44,451	51,221

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Maconomy A/S, net of cash acquired	(64,647)	—
Acquisition of assets of S.I.R.A., Inc., net of cash acquired	(6,109)	—
Purchase of property and equipment	(2,881)	(1,863)
Capitalized software development costs	—	(150)

Net Cash Used in Investing Activities	(73,637)	(2,013)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock in connection with rights offering, net of issuance costs	—	58,228
Proceeds from exercise of stock options	1,044	759
Excess tax benefit from stock awards	601	61
Proceeds from issuance of stock under employee stock purchase plan	791	2,015
Shares withheld for minimum tax withholding on vested restricted stock awards	(1,341)	—
Payments for deferred financing costs	—	(2,336)
Repayment of debt	(32,180)	(13,534)

Net Cash (Used in) Provided by Financing Activities	(31,085)	45,193

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	1,162	199

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(59,109)	94,600

CASH AND CASH EQUIVALENTS––Beginning of period	132,636	35,788

CASH AND CASH EQUIVALENTS––End of period	$73,527	$130,388

DELTEK, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009	2010	2009
Net Income (Loss) (GAAP Basis)	$2,910	$4,901	$(4,067)	$6,607	$3,009	$14,162
Income Tax Expense	1,719	2,948	329	1,627	4,454	6,217

Pre-Tax Income (Loss), Net of Noncontrolling Interests Loss (GAAP Basis)	$4,629	$7,849	$(3,738)	$8,234	$7,463	$20,379
Adjustments:
Stock-based Compensation	2,760	2,221	3,062	3,799	8,492	8,140
Recapitalization Retention Expense	—	7	—	—	—	152
Acquisition-Related Costs	1,932	—	3,617	—	5,549	—
Amortization of Acquired Intangibles	1,090	1,173	2,799	1,054	4,793	3,491
Restructuring (Benefit) Charge	(55)	1,135	—	552	918	3,100

Adjusted Pre-Tax Income	10,356	12,385	5,740	13,639	27,215	35,262
Less: Adjusted Income Tax Expense	3,975	4,735	1,485	3,757	9,658	12,081

Non-GAAP Net Income	$6,381	$7,650	$4,255	$9,882	$17,557	$23,181

Non-GAAP Earnings Per Share (diluted)	$0.10	$0.14	$0.06	$0.15	$0.27	$0.42

Weighted Average Shares	66,046	52,914	66,129	64,808	65,964	54,967

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN (DEFICIT) TO NON-GAAP OPERATING INCOME AND OPERATING MARGIN

(in thousands)

(unaudited)

	Three Months Ended June 30,				Three Months Ended September 30,				Nine Months Ended September 30,
	2010		2009		2010		2009		2010		2009
Operating Income (Loss) and Margin (Deficit) - GAAP	$6,996	11%	$9,287	13%	$(1,315)	-2%	$10,167	16%	$14,898	8%	$25,251	13%
Stock-based Compensation	2,760		2,221		3,062		3,799		8,492		8,140
Recapitalization Rentention Expense	—		7		—		—		—		152
Acquisition-Related Costs	1,932		—		3,617		—		5,549		—
Amortization of Acquired Intangibles	1,090		1,173		2,799		1,054		4,793		3,491
Restructuring (Benefit) Charge	(55)		1,135		—		552		918		3,100

Operating Income and Margin - Non-GAAP	$12,723	20%	$13,823	20%	$8,163	13%	$15,572	24%	$34,650	18%	$40,134	21%

Total Revenues	$64,468		$69,369		$65,232		$64,114		$193,504		$195,476

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended June 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009	2010	2009
Net Income (Loss) (GAAP Basis)	$2,910	$4,901	$(4,067)	$6,607	$3,009	$14,162
Stock-based Compensation	2,760	2,221	3,062	3,799	8,492	8,140
Recapitalization Retention Expense	—	7	—	—	—	152
Acquisition-Related Costs	1,932	—	3,617	—	5,549	—
Depreciation	1,263	1,294	1,520	1,255	4,023	3,796
Amortization	1,200	1,381	2,869	1,262	5,084	4,254
Interest Expense, net	2,272	1,462	2,332	1,904	7,298	4,864
Income Tax Expense	1,719	2,948	329	1,627	4,454	6,217
Restructuring (Benefit) Charge	(55)	1,135	—	552	918	3,100

Adjusted EBITDA	$14,001	$15,349	$9,662	$17,006	$38,827	$44,685

STOCK-BASED COMPENSATION AND RECAPITALIZATION RETENTION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended June 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009	2010	2009
Cost of Software License Fees	$—	$—	$4	$—	$4	$—
Cost of Consulting Services	244	401	374	932	754	1,778
Cost of Maintenance and Support Services	204	102	207	308	601	513
Research and Development	590	421	673	884	1,803	1,880
Sales and Marketing	513	416	674	705	1,849	1,506
General and Administrative	1,209	888	1,130	970	3,481	2,615

Total	$2,760	$2,228	$3,062	$3,799	$8,492	$8,292

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS

(in thousands)

(unaudited)

	Three Months Ended June 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009	2010	2009
Cost of Software License Fees	$254	$263	$1,017	$155	$1,411	$773
Cost of Consulting Services	19	19	20	20	59	59
Cost of Other Revenues	75	—	46	—	136	—
Sales and Marketing	739	872	1,713	874	3,178	2,617
General and Administrative	3	19	3	5	9	42

Total	$1,090	$1,173	$2,799	$1,054	$4,793	$3,491

AMORTIZATION AND DEPRECIATION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended June 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009	2010	2009
Cost of Software License Fees	$367	$475	$1,091	$365	$1,712	$1,546
Cost of Consulting Services	359	433	342	362	1,094	1,213
Cost of Maintenance and Support Services	241	213	308	205	786	630
Cost of Other Revenues	75	—	46	—	136	—
Research and Development	323	292	316	401	942	976
Sales and Marketing	914	1,093	1,991	1,058	3,771	3,246
General and Administrative	184	169	295	126	666	439

Total	$2,463	$2,675	$4,389	$2,517	$9,107	$8,050